UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 29, 2016

Date of Report (Date of earliest event reported)

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37913	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Demand Promissory Note

On December 29, 2016, Cachet Financial Solutions, Inc. (the “Company”) entered into a Demand Promissory Note agreement for $250,000 with Davis & Associates, Inc., a company owned by James L. Davis, a director of the Company (“Davis & Associates”). The Demand Promissory Note accrues interest at a rate of 4% per annum. All principal and accrued but unpaid interest on the Demand Promissory Note will become payable upon the written demand of Davis & Associates.

The foregoing description of the Demand Promissory Note is qualified in its entirety by the terms set forth in the Exhibit 10.1 hereto.

Additional Private Placement Investments

On January 4, 2017, the Company entered into a securities purchase agreement with David Boehnen (the “Investor”) pursuant to which the Company agreed to issue to the Investor a convertible note, due January 2018, in an aggregate principal amount of $263,158 and warrants to purchase 42,674 shares of the Company’s common stock, subject to adjustments, in exchange for an aggregate purchase price of $250,000, payable in cash. The note and the warrants are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

The note will not bear any interest and is payable in full in January 2018. The Investor may elect to convert the principal amount of the note into shares of the Company’s common stock at any time before maturity date at a conversion price per share equal to the lower of $7.00 and 80% of the per share price of the Company’s common stock in the Company’s next underwritten public offering. The Company will have the right to require the Investor to convert the note into shares of the Company’s common stock at that conversion price if the Company’s common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. The warrants will have an exercise price per share equal to the lower of $5.55 and 80% of the per share price of the Company’s common stock in the Company’s next underwritten public offering, subject to adjustments, and are exercisable for a five-year period.

The Company is required to file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the shares of the Company’s common stock issuable under the notes and the warrants within 21 days following the consummation of the Company’s next underwritten public offering or 90 days following the date on which the Company’s current financing plan is terminated. If the Company fails to file a registration statement in a timely manner it will be required to issue to the Investor additional warrants to purchase shares of the Company’s common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 hereof related to “Additional Private Placement Investments” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Demand Promissory Note, dated December 29, 2016, by and among Cachet Financial Solutions, Inc. and Davis & Associates, Inc.

10.2	Securities Purchase Agreement, dated October 21, 2016, by and among the Company and the investors party thereto (as updated to reflect the sale of additional securities) (includes a form of convertible promissory note and a form of warrant to purchase common stock).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 5, 2017

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Bryan D. Meier
Bryan D. Meier
Chief Financial Officer

3